EXHIBIT 10.7

Dated 17 May 2005

SENATORE SHIPPING COMPANY LIMITED
NOEMI SHIPPING COMPANY LEVIITED
as joint and several Borrowers

- and -

THE ROYAL BANK OF SCOTLAND plc
as Lender

LOAN AGREEMENT

Watson, Farley & Williams
London

INDEX

Clause		Page
1	PURPOSE, DEFINITIONS AND INTERPRETATION	1
2	DRAWDOWN	8
3	INTEREST AND INTEREST PERIODS	9
4	REPAYMENT AND PREPAYMENT	10
5	CONDITIONS PRECEDENT	12
6	REPRESENTATIONS AND WARRANTIES	18
7	UNDERTAKINGS	21
8	APPLICATION OF EARNINGS	25
9	EVENTS OF DEFAULT	25
10	FEES AND EXPENSES	28
11	PAYMENTS AND CALCULATIONS	29
12	NO COUNTERCLAIM, TAXATION	29
13	CHANGES IN CIRCUMSTANCES	30
14	INDEMNITIES	32
15	SET-OFF	32
16	SECURITY AND APPLICATION	33
17	JOINT AND SEVERAL LIABILITY	34
18	COMMUNICATIONS	34
19	ASSIGNMENTS	35
20	MISCELLANEOUS	35
21	LAW AND JURISDICTION	36
SCHEDULE MANDATORY COST RATE		37
APPENDIX A NOTICE OF DRAWING		39
APPENDIX B FORM OF MORTGAGE		40
APPENDIX C FORM OF GENERAL ASSIGNMENT		41
APPENDIX D FORM OF ACCOUNT CHARGE		42

APPENDIX E FORM OF MANAGER'S UNDERTAKING	43
APPENDIX F FORM OF MASTER AGREEMENT SECURITY DEED	44
APPENDIX G FORM OF FFA TRANSACTION CONFIRMATION	45
APPENDIX H FORM OF SUBORDINATION LETTER	46

THIS LOAN AGREEMENT is made on the 17 day of May 2005

BETWEEN

(1)	SENATORE SHIPPING COMPANY LIMITED and NOEMI SHIPPING COMPANY LIMITED as joint and several Borrowers; and

(2)	THE ROYAL BANK OF SCOTLAND plc, as Lender.

WHEREAS the Lender has agreed to make available to the Borrowers on a joint and several basis a loan facility of up to Fifty six million United States Dollars (US$56,000,000) in two (2) Tranches (as defined below), upon and subject to the terms and conditions contained in this Agreement.

WHEREBY IT IS AGREED

1           PURPOSE, DEFINITIONS AND INTERPRETATION

1.1	The purpose of the Loan shall be:

(a)	to enable Borrower A to part finance the payment of the Contract Price of Ship A from Seller A; and

(b)	to enable Borrower B to part finance the payment of the Contract Price of Ship B from Seller B.

1.2	In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

"Account Charge" means, in relation to each Borrower, the deed containing, inter alia, a charge in respect of its Operating Account executed or to be executed by the relevant Borrower in favour of the Lender substantially in the form set out in Appendix D (or in such other form as the Lender may approve or require) and, in the plural, means both such Account Charges;

"Approved Brokers Panel" means H Clarkson & Company Limited, Braemer Seascope Limited and Galbraith's Limited or such other firm or firms of independent sale and purchase shipbrokers as may from time to time be agreed by the Lender;

"Approved Manager" means, for the time being, Scorpio Ship Management S.A.M., a company incorporated under the laws of Monaco and having a place of business at 9, Rue du Gabian, MC 98000, Monaco, or any other company which the Lender may, in its sole and absolute discretion, approve from time to time as the technical manager of the Ships;

"Balloon Instalments" means the Tranche A Balloon Instalment and the Tranche B Balloon Instalment and in the singular, means either of them;

"Borrower A" means Senatore Shipping Company Limited a corporation organised and existing under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, (and includes its successors);

"Borrower B" means Noemi Shipping Company Limited a corporation organised and existing under the laws of Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (and includes its successors);

"Borrowers" means Borrower A and Borrower B together and, in the singular, means either of them;

"Business Day" means a day (other than a Saturday or Sunday) on which banks and financial markets in London are open for business and, in respect of a day on which a payment is required to be made hereunder, also a day on which banks and financial markets are open for business in New York City;

"Commitment" means the sum of Fifty six million Dollars ($56,000,000) to be made available under this Agreement by the Lender to the Borrowers in two tranches, Tranche A and Tranche B, subject to the terms and conditions herein contained;

"Contract Price" means, in relation to Ship A, the contract price payable for Ship A under the Ship A MOA being the amount of Fifty two million Dollars ($52,000,000) and, in relation to Ship B, the contract price payable for Ship B under the Ship B MOA being the amount of Fifty two million Dollars ($52,000,000);

"Credit Support Document" has the meaning given to that expression in section 14 of the Master Agreement;

"Credit Support Provider" has the meaning given to that expression in section 14 of the Master Agreement;

"Dollars" and "$" means the lawful currency for the time being of the United States of America;

"Drawdown Date" means, in relation to each Tranche, the date upon which the Borrowers have requested that such a Tranche be made pursuant to Clause 2, or (as the context requires) the date on which such Tranche is actually made to the Borrowers hereunder;

"Earnings" means, in relation to each Ship, all moneys whatsoever due or to become due to or for the account of the Borrower which owns such Ship at any time during the Security Period arising out of the use or operation of such Ship including (but not limited to) all freight, hire and passage moneys, compensation payable to the Borrower which owns such Ship in the event of requisition of such Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of such Ship and all sums recoverable under insurances in respect of loss of Earnings (and including, if and whenever such Ship is employed on terms whereby any or all such moneys as aforesaid are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such Ship);

"Early Termination Date" has the meaning given to that expression in section 14 of the Master Agreement;

"Environmental Claim", "Environmental Incident" and "Total Loss" have, in relation to each Ship, the meanings respectively ascribed to such terms in the Mortgage relating to such Ship;

"Event of Default" means any one of the events listed in Clause 9.1;

"FFA Transactions" means commodity swap transactions in respect of forward freight arrangements;

"Final Drawdown Date" means 30 June 2005;

"Financial Indebtedness" means, in relation to any person (a) monies borrowed or raised by such person, (b) any liability of such person under any debenture, bond, note or other security, (c) any liability of such person under acceptance credit facilities, financial leases, deferred purchase consideration arrangements or any other agreement or instrument having the commercial effect of a borrowing or raising of money by such person and (d) any guarantee, indemnity or other assurance against financial loss given by such person in respect of any of the foregoing;

"General Assignment" means, in relation to each Ship, the general assignment of Earnings, insurances and requisition compensation in respect of such Ship executed or to be executed by the relevant Borrower in favour of the Lender substantially in the form set out in Appendix C (or in such other form as the Lender may approve or require) and in the plural, means both the General Assignments;

"Indebtedness" means, in relation to any person, any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise) for the payment or repayment of money;

"Interest Period" means, in relation to the Loan (or any part thereof), a period the commencement and length of which shall be determined in accordance with the provisions of Clause 3.3;

"ISM Code" means in relation to its application to each Borrower, each Ship and their operation:

(a)
'The International Management Code for the Safe Operation of Ships and for Pollution Prevention', currently known or referred to as the 'ISM Code', adopted by the Assembly of the International Maritime Organisation by Resolution A.741(18) on 4 November 1993 and incorporated on 19 May 1994 into chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

(b)
all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organisation or any other entity with responsibility for implementing the ISM Code, including without limitation, the 'Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations' produced by the International Maritime Organisation pursuant to Resolution A.788(19) adopted on 25 November 1995, as the same may be amended, supplemented or replaced from time to time;

"ISM Code Documentation" includes the document of compliance (DOC) and safety management certificate (SMC) issued by a Classification Society in accordance with the ISM Code in relation to each Ship within the periods specified by the ISM Code;

"ISM SMS" means the safety management system which is required to be developed, implemented and maintained under the ISM Code;

"ISPS Code" means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time);

"ISSC" means a valid and current International Ship Security Certificate issued under the ISPS Code;

"Jacob-Scorpio Tanker Pool Limited Pool" means the pool of vessels operating under the name of, and known as, the "Jacob-Scorpio Tanker Pool Limited";

"Lender" means The Royal Bank of Scotland plc, a company incorporated in Scotland having its registered office at 36 St. Andrew Square, Edinburgh EH2 2YB, Scotland acting through the Shipping Business Centre at 5-10 Great Tower Street, London EC3P 3HX, England or through any other branch notified to the Borrowers from time to time pursuant to Clause 18.3 (and includes all persons directly or indirectly deriving title under it whether by assignment, amalgamation, operation of law or otherwise);

"Loan" means the principal amount of the Tranches or (as the context requires) the principal amount thereof for the time being outstanding under this Agreement;

"Manager's Undertaking" means, in relation to each Ship, an undertaking executed or to be executed by the Approved Manager in respect of such Ship in the form set out in Appendix E (or in such other form as the Lender may approve or require) and, in the plural, means both such Manager's Undertakings;

"Mandatory Cost Rate" means the percentage rate, which represents the cost to the Lender, relative to the Loan, of compliance with the requirements of the Bank of England, the Financial Services Authority or any other regulatory authority, as determined by the Lender in accordance with the formula detailed in the Schedule hereto;

"Margin" means, in relation to each Tranche, zero point seven zero per cent (0.70%) per annum;

"Master Agreement" means the Master Agreement (on the 1992 ISDA (Multicurrency - Crossborder) form as modified) dated 13 April 2005 as supplemented by a supplemental agreement dated 13 April 2005 and as further supplemented by a supplemental agreement of even date herewith made between the Lender and the Borrowers, and includes all transactions from time to time entered into and confirmations from time to time exchanged under the Master Agreement and any amending, supplementing or replacement agreements made from time to time;

"Master Agreement Liabilities" means, at any relevant time, all liabilities actual or contingent, present or future, of the Borrowers to the Lender under the Master Agreement;

"Master Agreement Security Deed" means the deed containing, inter alia, a charge in respect of the Master Agreement executed or to be executed by the Borrowers in favour of the Lender substantially in the form set out in Appendix G (or in such other form as the Lender may approve or require);

"MOAs" means the Ship A MOA and the Ship B MOA and, in the singular, means either of them;

"Mortgage" means, in relation to each Ship, the first preferred Marshall Islands ship mortgage over such Ship executed or to be executed by the relevant Borrower in favour of the Lender substantially in the form set out in Appendix B (or in such other form as the Lender may approve or require) and in the plural, means both Mortgages;

"Notice of Drawing" means a notice in the form set out in Appendix A (or in such other form as the Lender may approve or require);

"Operating Accounts" means, for the time being, in relation to Borrower A, an account to be opened in the name of Borrower A with the Lender designated "SENASHI - USD1" and, in relation to Borrower B, an account to be opened in the name of Borrower B with the Lender designated "NOESHI - USD1" (or in each case such other account with any other branch of the Lender or with a bank or financial institution other than the Lender (whether associated with the Lender or not) substituted therefor pursuant to this Agreement) and in the singular, means either of them;

"Original Financial Statements" means, the audited accounts and financial statements of the Borrower for the financial year ended 31 December 2005;

"Permitted Security Interests" means:

(a)	Security Interests created by the Security Documents;

(b)	liens for unpaid master's and crew's wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to either Ship not prohibited by this Agreement;

(e)
liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Ships, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Borrower in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 7.1(n) of the relevant Mortgage;

(f)
any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where the relevant Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and

(g)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

"RBS LIBOR" means, for an Interest Period, the rate per annum at which deposits in Dollars in an amount approximately equal to the Loan (or any part thereof) are (or would have been) offered by the Lender to leading banks in the London Interbank Dollar Market at or about 11.00a.m. (London time) on the second Business Day prior to the commencement of such Interest Period for a period equal to such Interest Period and for delivery on the first Business Day thereof;

"Receiving Bank" means American Express Bank Limited, 3 World Financial Centre, 23rd Floor, New York, NY 10285 - 2300 USA, or such branch or other bank as may from time to time be notified by the Lender to the Borrowers;

"Relevant Interest Rate" means RBS LIBOR or, in the case where a Transaction is to be, or has been, entered into under the Master Agreement and the Borrowers have not made an election pursuant to Clause 3.5(b), TELERATE;

"Repayment Date" means each of the dates specified in Clause 4.1;

"Repayment Instalments" means the repayment instalments specified in Clause 4.1 and, in the singular, means any of them;

"Security Documents" means (a) the General Assignments, the Manager's Undertakings, the Mortgages, the Account Charges, the Subordination Letter, the Credit Support Documents and the Master Agreement Security Deed and (where the context so permits) this Agreement and (b) any other agreement or document that may be executed at any time by any of the Borrowers or any other person as security for all or any part of the Loan, interest thereon, Master Agreement Liabilities and any other moneys payable to the Lender under or in connection with this Agreement and/or the Master Agreement and/or any of the documents referred to in this definition;

"Security Interest" means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, encumbrance, assignment, trust arrangement, title retention or other distress, execution, attachment, arrangement or process of any kind having the effect of conferring security;

"Security Period" means the period commencing on the date of this Agreement and terminating on the date upon which all moneys payable or to become payable at any time and from time to time pursuant to the terms of this Agreement and/or any of the Security Documents shall have been paid and discharged in full;

"Seller A" means Schiffahrtsgesellschaft Ariadne Jacob mbH & Co. KG, a company organised and existing under the laws of Germany having its registered office at Ballindamm 6, 20095 Hamburg;

"Seller B" means Schiffahrtsgesellschaft Colin Jacob mbH & Co. KG, a company organised and existing under the laws of Germany having its registered office at Ballindamm 6, 20095 Hamburg;

"Sellers" means Seller A and Seller B and, in the singular, means either of them;

"Ship A" means the 2004 built crude and product tanker of about 72,700 dwt currently named "ARIADNE JACOB" and registered in the name of Seller A in the German International Ship Registry and parallel registered under Liberian flag to be purchased by Borrower A pursuant to the Ship A MOA and registered in the name of Borrower A under the Marshall Islands flag with the name "SENATORE";

"Ship B" means the 2004 built crude and product tanker of about 72,700 dwt currently tamed "COLIN JACOB" and registered in the name of Seller B in the German International Ship Registry and parallel registered under Liberian flag to be purchased by Borrower B pursuant to the Ship B MOA and registered in the name of Borrower B under the Marshall Islands flag with the name "NOEMI";

"Ship A MOA" means the memorandum of agreement dated 21 March 2005 entered into between Borrower A and Seller A in respect of the sale by Seller A to, and the purchase by Borrower A of, Ship A;

"Ship B MOA" means the memorandum of agreement dated 21 March 2005 entered into between Borrower B and Seller B in respect of the sale by Seller B to, and the purchase by Borrower B of, Ship B;

"Ships" means Ship A and Ship B and, in the singular, means either of them;

"Subordinated Lender" means Simon Financial Limited, a corporation organised and existing under the laws of the Republic of Liberia and having its registered office. at 80 Broad Street, Monrovia, the Republic of Liberia;

"Subordination Letter" means a letter of subordination to be executed by the Subordinated Lender in favour of the Lender substantially in the form set out in Appendix H (or in such other form as the Lender may approve or require);

"Subsidiary" means a body corporate from time to time of which another (a) has direct or indirect control, or (b) owns directly or indirectly more than fifty (50) per cent, of the share capital or similar right of ownership (and in this definition "control" means the power to direct the management and the policies of a body corporate, whether through the ownership of voting capital, by contract or otherwise);

"Taxes" includes all present and future income, corporation or value-added taxes and all stamp and other taxes and levies, imposts, deductions, duties, charges and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and charges, fees or other amounts made on or in respect thereof (and references to "Taxation" shall be construed accordingly);

"TELERATE" means, for an Interest Period:

(a)
the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as, possible equal to, the relevant Interest Period which appears on Telerate. Page 3750 at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period (and, for the purposes of this Agreement, "Telerate Page 3750" means the display designated as "page 3750" on the Telerate Service or such other page as may replace Page 3750 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollars); or

(b)
if no rate is quoted on Telerate Page 3750, the rate per annum determined by the Lender to be the rate per annum which leading banks in the London Interbank Market offer for deposits in Dollars in the London Interbank Market at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

"Termination Amount" shall have the meaning given to such term in Clause 7.3(a) of this Agreement;

"Tranche A" means that part of the Commitment in the amount of Twenty eight million Dollars ($28,000,000) to be advanced, subject to the terms of this Agreement, by the Lender to the Borrowers and as the context may require, the outstanding principal amount thereof from time to time hereunder;

"Tranche A Balloon Instahneuit" has the meaning given to such term in Clause 4.1(a);

"Tranche A Maturity Date" means the date falling one hundred and twenty (120) months after the Drawdown Date of Tranche A;

"Tranche B" means that part of the Commitment in the amount of Twenty eight million Dollars ($28,000,000) to be advanced, subject to the terms of this Agreement, by the Lender to the Borrowers and as the context may require, the outstanding principal amount thereof from time to time hereunder;

"Tranche B Balloon Instalment" has the meaning given to such term in Clause 4.1(b);

"Tranche B Maturity Date" means the date falling one hundred and twenty (120) months after the Drawdown Date of Tranche B;

"Tranches" means together, Tranche A and Tranche B and, in the singular, means either of them; and

"Transaction" means a Transaction as defined in the introductory paragraph of the Master Agreement.

1.3
In this Agreement, references to periods of "months" shall mean a period beginning in one calendar month and ending in the relevant calendar month on the day numerically corresponding to the day of the calendar month in which such period started, provided that (a) if such period started on the last Business Day in a calendar month, or if there is no such numerically corresponding day, such period shall end on the last Business Day in the relevant calendar month and (b) if such numerically corresponding day, is not a Business Day, such period shall end on the next following Business Day in the same calendar month, or if there is no such Business Day, such period shall end on the preceding Business Day (and "month" and "monthly" shall be construed accordingly).

1.4	In this Agreement:

(a)
Clause headings are inserted for convenience only and shall not affect the construction of this Agreement and unless otherwise specified, all references to Clauses and Appendices are to Clauses of, and Appendices to, this Agreement;

(b)	unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa;

(c)	references to persons include bodies corporate and unincorporate;

(d)	references to assets include property, rights and assets of every description;

(e)	references to any document are to be construed as references to such document as amended or supplemented from time to time; and

(f)	references to any enactment include re-enactments, amendments and extensions thereof.

2	DRAWDOWN

2.1
Subject to the terms of this Agreement, and in reliance (inter alia) on the representations and warranties of the Borrowers set out in Clauses 6.1, 6.2 and 6.3 and the representations and warranties of the Borrowers and the other parties to the Security Documents set out in the Security Documents, the Lender agrees to make available to the Borrowers a loan facility in an amount up to Fifty six million Dollars ($56,000,000) to be divided into two tranches being Tranche A and Tranche B for the purposes described in Clause 1.1.

2.2
The Borrowers may make a request for the advance of each Tranche by sending to the Lender a duly completed Notice of Drawing (which shall be irrevocable) to be received by the Lender not later than 11.00 a.m. (London time) two (2) Business Days prior to the relevant Drawdown Date, provided that each Tranche may only be advanced on a Business Day on or prior to the Final Drawdown Date (or such later date as the Lender, in its sole and absolute discretion, shall agree).

2.3	Subject to the terms of this Agreement, the Lender shall advance each Tranche to the Borrowers on the relevant Drawdown Date as follows:

(a)
in the case of Tranche A, by paying the proceeds thereof to the Operating Account of Borrower A for immediate payment to Seller A towards satisfaction of the Contract Price payable under the Ship A MOA;

(b)
in the case of Tranche B, by paying the proceeds thereof to the Operating Account of Borrower B for immediate payment to Seller B towards satisfaction of the Contract Price payable under the Ship B MOA;

and the Borrowers hereby unconditionally and irrevocably authorise the Lender to make such payments on their behalf.

3              INTEREST AND INTEREST PERIODS

3.1
Subject to the terms of this Agreement, the rate of interest applicable to each Tranche (or any part thereof) for each Interest Period relating thereto shall be the rate per annum determined by the Lender to be the aggregate of (a) the Margin and (b) the Mandatory Cost Rate and (c) the Relevant Interest Rate.

3.2
Subject to the terms of this Agreement, the Borrowers shall pay interest in respect of each Tranche for each Interest Period relating thereto in arrears on the last day of such Interest Period, provided that where such Interest Period is of a duration of longer than three months, accrued interest in respect of the Loan (or such part) shall be paid quarterly during such Interest Period and on the last day of such Interest Period.

3.3
The duration of each Interest Period shall be three (3), six (6) or twelve (12) months as notified by the Borrowers to the Lender not later than 11.00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period (or such other period as the Lender, in its sole and absolute discretion, may agree), provided that:

(a)
the first Interest Period in relation to each Tranche shall commence on its respective Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period relating thereto;

(b)	if the Borrowers fail to select an Interest Period then, subject as provided in this Clause 3.3, the Borrowers shall be deemed to have selected an Interest Period of three (3) months;

(c)
the selection of Interest Periods under this Clause 3.3 shall be made in such manner as to ensure that the expiry of an Interest Period in respect of an amount of a Tranche equal to the repayment instalment which is then due to be repaid under Clause 4.1 in relation to such Tranche shall coincide with each Repayment Date relating to such Tranche (and, for this purpose alone, shall Interest Periods of different lengths be selected in relation to each Tranche); and

(d)
the Lender, in its sole and absolute discretion, is satisfied that deposits in Dollars for a period equal to such Interest Period will be available to the Lender in the London Interbank Dollar Market at the commencement of such Interest Period and, if the Lender is not so satisfied, such Interest Period shall be of such duration as the Lender and the Borrowers shall agree (or, in the absence of such agreement, as the Lender shall specify).

3.4
In the event that the Lender does not receive on the due date any sum due under this Agreement or any of the Security Documents to which the Borrowers are a party (or any agreement entered into by either of the Borrowers in connection herewith or therewith), the Borrowers shall pay to the Lender on demand interest on such sum from and including the due date therefor to the date of actual payment (as well after as before judgment) at the rate per annum determined by the Lender to be, if such sum is principal; one per cent. (1%) above the higher of the rates set out at (a) and (b) below and, if such sum is other than principal, one per cent. (1%) above the rate set out at (b) below:

(a)
the rate (inclusive of the Margin) applicable to such overdue principal immediately prior to the due date (and in any event only for the unexpired part of any Interest Period relative to such overdue principal) together with the Mandatory Cost Rate;

(b)
the Margin plus the rate per annum at which deposits in Dollars in an amount equal to such overdue amount are offered by the Lender to leading banks in the London Interbank Dollar Market on call or for successive periods of any duration up to three months, as the Lender may determine from time to time together with the Mandatory Cost Rate. Such interest rate shall be determined on the commencement of each such period. If the Lender determines that Dollar deposits are not being made available by it to leading banks in the London Interbank Dollar Market in the ordinary course of business, such interest rate shall be determined by reference to the cost of funds to the Lender from such other sources as the Lender may from time to time determine.

Any such interest which is not paid when due shall be compounded at the end of each such Interest Period or other period as the case may be (both before and after any notice of demand by the Lender under Clause 9.2).

Such a default rate of interest will not apply to any late payment if and so long as any delay to such payment is due solely to technical problems within the Lender's payment system beyond the control of the Borrowers.

3.5

(a)
In the event that a Transaction is to be entered into under the Master Agreement then (subject to Clause 3.5(b) below) the Relevant Interest Rate for each and every Interest Period applicable to that part of the Loan the subject of the Transaction (commencing with the first Interest Period relating to such Transaction) shall be TELERATE.

(b)
The Borrowers may elect for the Relevant Interest Rate for each and every Interest Period applicable to that part of the Loan the subject of a Transaction (commencing with the first Interest Period relating to such Transaction) to be RBS LIBOR rather than TELERATE provided that such election (which shall be irrevocable) is notified in writing by the Borrowers to the Lender not later than 11.00 a.m. (London time) three (3) Business Days prior to the commencement of such first Interest Period (or such other period as the Lender, in its sole and absolute discretion, may agree).

4              REPAYMENT AND PREPAYMENT

4.1

(a)
The Borrowers shall repay Tranche A by (i) forty (40) consecutive quarterly instalments each to be in the amount of Four hundred and fifty thousand Dollars ($450,000), the first such instalment to be repaid three months after the Drawdown Date in respect of such Tranche and the fortieth and final of such instalments to be repaid on the Tranche A Maturity Date and (ii) a balloon instalment to be in the amount of Ten million Dollars ($10,000,000) (the "Tranche A Balloon Instalment"), such Tranche A Balloon Instalment to be repaid on the Tranche A Maturity Date.

(b)
The Borrowers shall repay Tranche B by (i) forty (40) quarterly instalments each to be in the amount of Four hundred and fifty thousand Dollars ($450,000), the first such instalment to be repaid three (3) months after the Drawdown Date in respect of such Tranche and the fortieth and final of such instalments to be repaid on the Tranche B Maturity Date and (ii) a balloon instalment to be in the amount of Ten million Dollars ($10,000,000) (the "Tranche B Balloon Instalment"), such Tranche B Balloon Instalment to be repaid on the Tranche B Maturity Date.

4.2	The Borrowers may prepay the whole or any part of a Tranche on any Business Day, provided that:

(a)
the Lender shall have received from the Borrowers not less than fourteen (14) days' prior written notice (which shall be irrevocable) of their intention to make such prepayment and specifying the amount and date on which such prepayment is to be made and the Tranche against which such payment is to be applied;

(b)	the amount of any such partial prepayment shall be not less than Five hundred thousand Dollars ($500,000) (or a higher integral multiple of Five hundred thousand Dollars ($500,000));

(c)	no amount prepaid under this Agreement may be reborrowed;

(d)
each prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and all other sums payable thereon under the terms of this Agreement and, if such prepayment is not made on the last day of an Interest Period relating to the amount prepaid, together with any sums payable pursuant to Clause 14.1(d) but without premium or other payment;

(e)
each partial prepayment of a Tranche under this Agreement shall (unless the Lender otherwise agrees in writing prior to the date of any relevant repayment) be applied against the.instalments of such Tranche in inverse order of maturity.

4.3
In the event of an arm's length sale of either of the Ships the subject of a Mortgage to a party unconnected to the Borrowers or in the event of a Total Loss of either of the Ships the subject of a Mortgage, the Borrower shall only be obliged to prepay the Tranche relative to such Ship (with the balance of the sale or Total Loss proceeds being released to the Borrowers) if:

(a)	the Borrowers and all other parties to the Security Documents are in compliance with all their covenants and undertakings in this Agreement and the Security Documents; and

(b)	no Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) shall have occurred and is continuing; and

(c)	the security maintenance covenant set out in Clause 7.3 will be met in relation to the remaining Ship immediately following such prepayment; and

(d)
such prepayment is made in accordance with sub-clauses (c), (d) and (e) of Clause 4.2 immediately upon the completion of such sale or (subject to Clause 9.1(m)) the receipt of the insurance proceeds in respect of such Total Loss.

4.4
If for any reason any part of the Loan is not drawn down under this Agreement but nonetheless a Transaction has been entered into under the Master Agreement then, subject to Clause 4.6, the Lender shall be entitled but not obliged to amend, supplement, cancel, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by the Master Agreement and/or to obtain or re-establish any hedge or related trading position in any manner and with any person the Lender decides, and in the event of the Lender exercising any part of its entitlement aforesaid the Borrowers' continuing obligations under the Master Agreement shall, unless agreed otherwise by the Lender, be calculated so far as the Lender considers it practicable by reference to the repayment schedule for the Loan taking into account the fact that less than the full amount of the Loan has been advanced.

4.5
In the case of a prepayment of all or part of the Loan or a Tranche under this Agreement then, subject to Clause 4.6, the Lender shall be entitled but not obliged to amend, supplement, cancel, net out, transfer or assign all or such part of the rights, benefits and obligations created by the Master Agreement which equate or relate to the part of the Loan or Tranche so prepaid and/or to obtain or re-establish any hedge or related trading position in any manner and with any person the Lender decides, and in the case of a partial prepayment and the Lender exercising any part of its entitlement as aforesaid the Borrowers' continuing obligations under the Master Agreement shall, unless agreed otherwise by the Lender, be calculated so far as the Lender considers it practicable by reference to the amended repayment schedule for the Loan taking account of the fact that less than the full amount of the Loan remains outstanding.

4.6	If:

(a)	less than the full amount of the Loan or a Tranche remains outstanding following a prepayment under this Agreement; or

(b)	less than the full amount of the Loan is drawndown under this Agreement,

and the Lender agrees, following a written request of the Borrowers, that the Borrowers may be permitted to maintain all or part of a Transaction in an amount not wholly matched with or linked to all or part of the Loan, the Borrowers shall within ten (10) days of being notified by the Lender of such requirement provide the Lender with, or procure the provision to the Lender of, such additional security as shall in the opinion of the Lender be adequate to secure the performance of such Transaction, which additional security shall take such form, be constituted by such documentation, and be entered into between such parties, as the Lender may approve or require, and each document comprising such additional security shall constitute a Credit Support Document.

4.7
The Borrowers shall on the first written demand of the Lender indemnify the Lender in respect of all loss, cost and expense (including the fees of legal advisers) incurred or sustained by the Lender as a consequence of or in relation to the effecting of any matters or transactions referred to in Clauses and 4.6.

4.8
Without prejudice to or limitation of the obligations of the Borrowers under Clause 4.7, in the event that the Lender exercises any of its rights under Clauses 4.4 or 4.5 and such exercise results in all or part of a Transaction being terminated such termination shall be treated under the Master Agreement in the same manner as if it were a Terminated Transaction (as defined in section 14 of the Master Agreement) effected by the Lender after an Event of Default by the Borrowers, and, accordingly, the Lender shall be permitted to recover from the Borrowers a payment for early termination calculated in accordance with the provisions of section 6(e)(i) of the Master Agreement.

5              CONDITIONS PRECEDENT

5.1
The obligation of the Lender to advance any of the Tranches to the Borrowers shall be subject to the condition that the Lender shall have received the following documents and evidence in all respects in form and substance satisfactory to the Lender and its legal advisers on or before the date of this Agreement:

(a)
copies of the Memorandum and Articles of Association (or equivalent documents) (and all amendments thereto) of each of the Borrowers and any other documents required to be filed or registered or issued under the laws of their respective countries of incorporation to establish their incorporation and/or good standing;

(b)
copies of resolutions passed at separate meetings of the board of directors and shareholders of each of the Borrowers evidencing approval of such of this Agreement, the relevant MOA, the Master Agreement and the Security Documents to which each is a party and authorising appropriate officers or attorneys to execute the same and to sign all notices required to be given hereunder or thereunder on its behalf or other evidence of such approvals and authorisations as shall be acceptable to the Lender (or, in the case of the MOA, ratifying the execution thereof);

(c)	the original of any power of attorney issued in favour of any person executing this Agreement, the Master Agreement or any of the Security Documents on behalf of the Borrowers;

(d)	a list specifying the directors and officers of each of the Borrowers (together with their specimen signatures) and specifying the authorised and issued share capital of each of the Borrowers;

(e)
copies of all governmental and other consents, licences, approvals and authorisations as may be necessary to authorise the performance by the Borrowers of their respective obligations under those of this Agreement, the relevant MOA, the Master Agreement and the Security Documents to which each is a party and the execution, validity and enforceability of this Agreement, the Master Agreement and the Security Documents;

(f)
a statement in writing from a person satisfactory to the Lender confirming the identity of the legal and beneficial owner of the shares in each of the Borrowers and of the ultimate beneficial owner or owners of the shares in each of the Borrowers;

(g)
the Master Agreement Security Deed and the Subordination Letter duly executed and delivered by the parties thereto together with such evidence as the Lender and its legal advisers shall require in relation to the due authorisation and execution by the Subordinated Lender of the Subordination Letter;

(h)
a written confirmation from the Borrowers as to which individuals are authorised to give verbal and/or written instructions to the Lender on behalf of the Borrowers in respect of the selection of any Interest Period pursuant to Clause 3.3 of this Agreement;

(i)	evidence that the agent for service of process named in Clause 21.5 has accepted its appointment for the purposes of this Agreement and the Security Documents;

(j)	favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Marshall Islands and such other relevant jurisdictions as the Lender may require;

(k)	evidence that the Lender has received the arrangement fees payable and due pursuant to Clause 10.1; and

(l)
such documents and evidence as the Lender shall require in relation to each Borrower based on applicable law and regulations, and the Lender's own internal guidelines, relating to the Lender's knowledge of its customers;

each of the documents specified in sub-clauses (a), (b), (d) and (e) above shall be certified as a true and up-to-date copy by a Director or Secretary (or equivalent officer) of the relevant Borrower as the case may be.

5.2
The obligation of the Lender to advance Tranche A shall be subject to the condition that the Lender shall have received the following documents and evidence in all respects in form and satisfactory to the Lender and its legal advisers on or before the Drawdown Date relating thereto:

(a)	evidence that each of the conditions specified in Clause 5.1 have been satisfied;

(b)
evidence that the Operating Account in relation to Ship A has been duly opened by Borrower A and that all board resolutions, mandates, signature cards and other documents or evidence required in connection with the opening, maintenance and operation of such Operating Account have been duly delivered to the Lender;

(c)
to the extent required by any change in applicable law and regulation or any changes in the Lender's own internal guidelines since the date on which the applicable documents and evidence were delivered to the Lender pursuant to Clause 5.1(1), such further documents and evidence as the Lender shall require relating to the Lender's knowledge of its customers;

(d)	a certified true and up-to-date copy of the Ship A MOA certified by a Director or Secretary (or equivalent officer) of Borrower A;

(e)
such evidence as the Lender and its legal advisers shall require in relation to the due authorisation and execution by Seller A and Borrower A of the Ship A MOA and all documents to be executed by Seller A and Borrower A pursuant thereto;

(f)
the Mortgage, the General Assignment and the Account Charge relating to Borrower A and Ship A duly executed and delivered by the parties thereto together with all other items and documents required to be delivered pursuant to the terms thereof, including (but without limitation) insurance notices of assignment, acknowledgements and letters of undertaking pursuant to such General Assignment;

(g)	evidence that:

(i)
Ship A has been unconditionally delivered by Seller A, and accepted by Borrower  A, pursuant to the Ship A MOA together with evidence that the full Contract Price in respect of Ship A payable to Seller A under the Ship A MOA (in addition to the part thereof to be financed by way of Tranche A) has been duly paid or will be paid upon the advance of Tranche A;

(ii)	Ship A is provisionally registered in the name of Borrower A under the Marshall Islands flag;

(iii)	Ship A is in the absolute and unencumbered ownership of Borrower A save as contemplated by this Agreement and the relevant' Security Documents;

(iv)
Ship A maintains the highest classification available to it with American Bureau of Shipping or such other classification society acceptable to the Lender in its absolute discretion free of all recommendations and qualifications of such classification society save those notified and approved in writing by the Lender;

(v)	the relevant Mortgage has been duly registered against Ship A as a valid first preferred ship mortgage in accordance with the laws of the Republic of The Marshall Islands;

(vi)	Ship A is insured in accordance with the provisions of the relevant Mortgage;

(h)
a valuation (on a charter free basis) of Ship A, dated not earlier than thirty (30) days prior to the relevant Drawdown Date, from an independent London sale and purchase shipbroker acceptable to the Lender showing that the minimum security covenant contained in Clause 7.3 will be complied with immediately following the advance of Tranche A;

(i)	in relation to Ship A, evidence that it will, as from the Drawdown Date relating to Tranche A, be managed by the Approved Manager on terms acceptable to the Lender together with:

(i)	the Manager's Undertaking relative to such Ship duly executed and delivered by the Approved Manager;

(ii)
copies of the document of compliance (DOC) and safety management certificate (SMC) referred to in paragraph (a) in the definition of the ISM Code Documentation certified as true and in effect by Borrower A and the Approved Manager or, in the event that the DOC and SMC are not legally required by Borrower A for such Ship at the Drawdown Date, evidence that those documents have been applied for, accompanied by a statement from a director or officer of Borrower A and the Approved Manager that neither of them is aware of any reason why such application may be refused;

(iii)	a copy of the ISSC certified as true and in effect by Borrower A and the Approved Manager;

(j)
in relation to Ship A, a letter from Borrower A to the protection and indemnity association in which such Ship is or is to be entered instructing it to provide the Lender with a copy of the certificate of entry of such Ship and any other information relating to the entry of such Ship in such protection and indemnity association;

(k)	such further legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Marshall Islands and such other relevant jurisdictions as the Lender may require;

(l)	a favourable opinion from an independent insurance consultant acceptable to the Lender on such matters relating to the insurances for Ship A as the Lender may require;

(m)
such evidence as the Lender and its legal advisers shall require that such part of the acquisition cost of Ship A which has not been funded out of the proceeds of the Commitment and which has been borrowed by Borrower A is subordinated to the obligations of Borrower A to the Lender under this Agreement and the Master Agreement in terms satisfactory to the Lender in its absolute discretion;

(n)
evidence that Ship A is free from the bareboat charter the subject of its bareboat registration under Liberian flag and evidence that Ship A has been deleted from both the German International Ship Registry and the Liberian Ship Registry free from all registered encumbrances, or in the alternative, evidence that Ship A will be so deleted within such period as the Lender shall require and that, in any event there are no encumbrances registered against Ship A in either of such registries; and

(o)
in relation to Ship A, evidence that it will as from the Drawdown Date relating to Tranche A, be entered into the Jacob-Scorpio Tanker Pool Limited Pool and be commercially managed by the commercial managers of the Jacob-Scorpio Tanker Pool Limited Pool on terms acceptable to the Lender.

5.3
The obligation of the Lender to advance Tranche B shall be subject to the condition that the Lender shall have received the following documents and evidence in all respects in form and satisfactory to the Lender and its legal advisers on or before the Drawdown Date relating thereto:

(a)	evidence that each of the conditions specified in Clauses 5.1 and 5.2 have been satisfied;

(b)
evidence that the Operating Account in relation to Ship B has been duly opened by Borrower B and that all board resolutions, mandates, signature cards and other documents or evidence required in connection with the opening, maintenance and operation of such Operating Account have been duly delivered to the Lender;

(c)
to the extent required by any change in applicable law and regulation or any changes in the Lender's own internal guidelines since the date on which the applicable documents and evidence were delivered to the Lender pursuant to Clause 5.1(1), such further documents and evidence as the Lender shall require relating to the Lender's knowledge of its customers;

(d)	a certified true and up-to-date copy of the Ship B MOA certified by a Director or Secretary (or equivalent officer) of Borrower B;

(e)
such evidence as the Lender and its legal advisers shall require in relation to the due authorisation and execution by Seller B and Borrower B of the Ship B MOA and all documents to be executed by Seller B and Borrower B pursuant thereto;

(f)
the Mortgage, the General Assignment and the Account Charge relating to Borrower B and Ship B duly executed and delivered by the parties thereto together with all other items and documents required to be delivered pursuant to the terms thereof, including (but without limitation) insurance notices of assignment, acknowledgements and letters of undertaking pursuant to such General Assignment;

(g)	evidence that:

(i)
Ship B has been unconditionally delivered by Seller B, and accepted by Borrower B, pursuant to the Ship B MOA together with evidence that the full Contract Price in respect of Ship B payable to Seller B under the Ship B MOA (in addition to the part thereof to be financed by way of Tranche B) has been duly paid or will be paid upon the advance of Tranche B;

(ii)	Ship B is provisionally registered in the name of Borrower B under the Marshall Islands flag;

(iii)	Ship B is in the absolute and unencumbered ownership of Borrower B save as contemplated by this Agreement and the relevant Security Documents;

(iv)
Ship B maintains the highest classification available to it with American Bureau of Shipping or such other classification society acceptable to the Lender in its absolute discretion free of all recommendations and qualifications of such classification society save those notified and approved in writing by the Lender;

(v)	the relevant Mortgage has been duly registered against Ship B as a valid first preferred ship mortgage in accordance with the laws of the Republic, of The Marshall Islands;

(vi)	Ship B is insured in accordance with the provisions of the relevant Mortgage;

(h)
a valuation (on a charter free basis) of Ship B, dated not earlier than thirty (30) days prior to the relevant Drawdown Date, from an independent London sale and purchase shipbroker acceptable to the Lender showing that the minimum security covenant contained in Clause 7.3 will be complied with the immediately following the advance of Tranche 15;

(i)	in relation to Ship B, evidence that it will, as from the Drawdown Date relating to Tranche B, be managed by the Approved Manager on terms acceptable to the Lender together with:

(i)	the Manager's Undertaking relative to such Ship duly executed and delivered by the Approved Manager;

(ii)
copies of the document of compliance (DOC) and safety management certificate (SMC) referred to in paragraph (a) in the definition of the ISM Code Documentation certified as true and in effect by Borrower B and the Approved Manager or, in the event that the DOC and SMC are not legally required by Borrower B for such Ship at the Drawdown Date, evidence that those documents have been applied for, accompanied by a statement from a director or officer of Borrower B and the Approved Manager that neither of them is aware of any reason why such application may be refused;

(iii)	a copy of the ISSC certified as true and in effect by Borrower B and the Approved Manager;

(j)
in relation to Ship B, a letter from Borrower B to the protection and indemnity association in which such Ship is or is to be entered instructing it to provide the Lender with a copy of the certificate of entry of such Ship and any other information relating to the entry of such Ship in such protection and indemnity association;

(k)	such further legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Marshall Islands and other relevant jurisdictions as the Lender may require;

(l)	a favourable opinion from an independent insurance consultant acceptable to the Lender on such matters relating to the insurances for Ship B as the Lender may require;

(m)
such evidence as the Lender and its legal advisers shall require that such part of the acquisition cost of Ship B which has not been funded out of the proceeds of the Commitment and which has been borrowed by Borrower B is subordinated to the obligations of Borrower B to the Lender under this Agreement and the Master Agreement in terms satisfactory to the Lender in its absolute discretion;

(n)
evidence that Ship B is free from the bareboat charter the subject of its bareboat registration under Liberian flag and evidence that Ship B has been deleted from both the German International Ship Registry and the Liberian Ship Registry free from all registered encumbrances, or in the alternative, evidence that Ship B will be so deleted within such period as the Lender shall require and that, in any event there are no encumbrances registered against Ship B in either of such registries; and

(o)
in relation to Ship B, evidence that it will as from the Drawdown Date relating to Tranche B, be entered into the Jacob-Scorpio Tanker Pool Limited Pool and be commercially managed by the commercial managers of the Jacob-Scorpio Tanker Pool Limited Pool on terms acceptable to the Lenders.

5.4
Without prejudice to any of the other provisions of this Agreement, in the event that the Lender, in its sole and absolute discretion, advances any of the Tranches to the Borrowers prior to the satisfaction of all or any of the conditions referred to in Clauses 5.1, 5.2 and 5.3, the Borrowers hereby covenant and undertake to satisfy or procure the satisfaction of such condition or conditions within fourteen (14) days after the relevant Drawdown Date (or such longer period as the Lender may, in its sole and absolute discretion, agree or specify).

5.5	The obligation of the Lender to advance a Tranche is subject to the following further conditions:

(a)	that both at the date of the relevant Notice of Drawing and on the relevant Drawdown Date:

(i)
no Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) has occurred and is continuing or might result from the advance of the relevant Tranche;

(ii)
the representations and warranties of the Borrowers in Clause 6.1 and the representations and warranties of the Borrowers and other parties to the Security Documents set out in the Security Documents are true and accurate as of each such date, as if made on each such date with reference to the facts then subsisting;

(iii)	none of the circumstances specified in Clause 13.3 has occurred and is continuing; and

(b)
the Lender has received, and found to be satisfactory to it in all respects, such further opinions, consents, agreements and documents in connection with this Agreement, the Master Agreement and the Security Documents as the Lender may reasonably request by notice to the Borrowers prior to the Drawdown Date.

6             REPRESENTATIONS AND WARRANTIES

6.1	Each of the Borrowers hereby jointly represents and warrants to the Lender that:

(a)
each Borrower is a body corporate duly organised and validly existing and in good standing under the laws of the Marshall Islands and has an authorised share capital of $1,500 divided into 1500 shares of $1 each, all of which shares have been issued fully paid and are in the legal and beneficial ownership of Simon Financial Limited;

(b)
each Borrower has full power and authority to (i) to execute and deliver the relevant MOA to purchase and pay for the relevant Ship pursuant to that MOA and register its Ship in its name under the Marshall Islands flag, (ii) to execute and deliver this Agreement, the Master Agreement and the Security Documents to which it is a party, (iii) to borrow under this Agreement and (iv) to comply with the provisions of and perform all its obligations under, this Agreement, the Master Agreement and the Security Documents to which it is a party;

(c)
each Borrower has complied with or, where relevant, shall have procured that the Approved Manager has complied with the ISM Code and the ISPS Code and all other statutory and other requirements relative to its business and in particular has obtained and maintains a valid SMC, DOC and ISSC and, where at the date of this Agreement it is not required by law to have obtained an SMC and a DOC, it has applied for an SMC and a DOC and has no reason to believe that such application will be refused within the period allowed to it to obtain those items to comply with the ISM Code and neither Borrower has an established place of business in any part of the United Kingdom or the United States of America;

(d)
each Borrower has taken all necessary action to authorise the borrowing of the Loan and the execution and delivery of this Agreement, the Master Agreement and the Security Documents to which such Borrower is a party, and this Agreement, the Master Agreement, and the Security Documents to which such Borrower is a party, constitute or, as the case may be, will, upon execution and delivery thereof (and, where applicable, registration thereof as provided for in this Agreement and the Security Documents), constitute each Borrower's legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors' rights generally;

(e)
the entry into and performance  by each Borrower of this Agreement, the Master Agreement and the Security Documents to it is a party, do not, and will not during the Security Period, violate in any respect (i) any law or regulation of any governmental or official authority or body, or (ii) its constitutional documents, or (iii) any agreement, contract or other undertaking to which it is a party or which is binding on it or any of its assets;

(f)
all consents, licences, approvals and authorisations required in connection with the entry into, performance, validity and enforceability of the MOAs, this Agreement, the Master Agreement and the Security Documents have been obtained and are in full force and effect;

(g)
save for such registrations and filings as are referred to in this Agreement and the Security Documents, it is not necessary for the legality, validity, enforceability or admissibility in evidence of this Agreement, the Master Agreement and the Security Documents that any of them or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to this Agreement, the Master Agreement or any of the Security Documents;

(h)
no action, suit, proceeding, litigation or dispute against either Borrower is currently taking place or pending or, to either Borrower's knowledge, threatened nor is there subsisting any judgment or award given against either Borrower before any court, board of arbitration or other body which, in either case, could or might result in any material adverse change in the business or condition' (financial or otherwise) of either Borrower other than such proceedings which are being contested in good faith by appropriate legal proceedings and particulars of which have been provided to the Lender;

(i)
neither Borrower is in default under the Master Agreement or any other agreement by which it is bound and no Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition might constitute an Event of Default) has occurred and is continuing nor will such a default or Event of Default (or such event) result from the purchase of either Ship, the entry by the Borrowers into this Agreement, the Master Agreement and the Security Documents to which each Borrower is a party, the making of the Loan to the Borrowers or the performance by each Borrower of any of its obligations under this Agreement, the Master Agreement and the Security Documents to which it is a party;

(j)
all financial and other information furnished by or on behalf of the Borrowers in connection with the negotiation of this Agreement and the Security Documents or delivered to the Lender pursuant to this Agreement or any of the Security Documents was true and accurate when given and there are no other facts or matters the omission of which would have made any statement or information contained therein misleading;

(k)
all payments made or to be made by the Borrowers under or pursuant to this Agreement, the Master Agreement and the Security Documents to which it is a party may be made free and clear of, and without deduction or withholding for or on account of, any Taxes;

(l)
the copies of the MOAs delivered to the Lender prior to the date of this Agreement are true and complete copies thereof constituting valid, binding and enforceable obligations of the Sellers and the Borrowers respectively in accordance with their terms and no amendments thereto or variations thereof have been (or will be) agreed nor has any action been taken by such parties which, would in any way render either MOA inoperative or unenforceable;

(m)
there are no commissions, rebates, premiums or other payments in connection with the MOAs or the purchase by the Borrowers of the Ships, other than as disclosed to the Lender in writing on or prior to the date of this Agreement;

(n)
each Borrower's place of business and offices are located, and the corporate documents and records of the Borrower are kept at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

(o)
at the date of this Agreement, neither Borrower is liable under or in respect of any Financial Indebtedness other than (i) under the MOAs, this Agreement, the Master Agreement and the Security Documents to which it is a party, (ii) such Financial Indebtedness as shall have been notified to, and approved by, the Lender on or prior to the date of this Agreement and (iii) to the Subordinated Lender;

(p)	each Borrower has paid all Taxes applicable to, or imposed on or in relation to it, its business or its Ship; and

(q)
each Borrower confirms that it is acting for its own account and that the borrowing of the Loan and the performance and discharge of its obligations and liabilities under this Agreement and other arrangements effected or contemplated by this Agreement will not involve or lead to contravention of any law, official, requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Community).

6.2	The Borrowers hereby further jointly and severally represent to the Lender that on the Drawdown Date relating to Tranche A:

(a)
Ship A will have been unconditionally delivered by Seller A to and accepted by Borrower A pursuant to the Ship A MOA and the full Contract Price payable under the Ship A MOA (in addition to the part thereof to be financed by way of Tranche A) will have been duly paid to Seller A;

(b)	Ship A will be provisionally registered in the name of Borrower A under the Marshall Islands flag;

(c)	Ship A will be in the absolute and unencumbered ownership of Borrower A save a contemplated by this Agreement and the Security Documents;

(d)
Ship A will maintain the highest classification available to it with American Bureau of Shipping or such other classification society acceptable to the Lender free of all recommendations and qualifications of such classification society save for those notified to, and approved in writing by the Lender;

(e)	Ship A will be operationally seaworthy;

(f)
Ship A will comply with all relevant laws, regulations and requirements (statutory or otherwise) as are applicable to (i) ships under the Marshall Islands flag and (ii) engaged in the same or a similar service as Ship A is or is to be engaged;

(g)
the Mortgage in relation to Ship A will have been duly registered against Ship A as a valid first preferred Marshall Islands ship mortgage in accordance with the laws of the Republic of The Marshall Islands;

(h)	Ship A will be insured in accordance with the provisions of the Mortgage relating thereto and the requirements in respect of insurances will have been complied with;

(i)	Ship A will be managed by the Approved Manager on terms acceptable to the Lender;

(j)
the Approved Manager will be in compliance with the ISM Code and will have obtained and continues to maintain a valid DOC and will have applied for an SMC in relation to Ship A and the Borrowers will be in compliance with all statutory and other requirements relative to their business;

(k)	Ship A will comply with the ISPS Code.

6.3	The Borrowers hereby further jointly and severally represent to the Lender that on the Drawdown Date relating to Tranche B:

(a)
Ship B will have been unconditionally delivered by Seller B to and accepted by Borrower B pursuant to the Ship B MOA and the full Contract Price payable under the Ship B MOA (in addition to the part thereof to be financed by way of Tranche B) will have been duly paid to Seller B;

(b)	Ship B will be provisionally registered in the name of Borrower B under the Marshall Islands flag;

(c)	Ship B will be in the absolute and unencumbered ownership of Borrower B save a contemplated by this Agreement and the Security Documents;

(d)
Ship B will maintain the highest classification available to it with American Bureau of Shipping or such other classification society acceptable to the Lender free of all recommendations and qualifications of such classification society save for those notified to, and approved in writing by the Lender;

(e)	Ship B will be operationally seaworthy;

(f)
Ship B will comply with all relevant laws, regulations and requirements (statutory or otherwise) as are applicable to (i) ships under the Marshall Islands flag and (ii) engaged in the same or a similar service as Ship B is or is to be engaged;

(g)
the Mortgage in relation to Ship B will have been duly registered against Ship B as a valid first preferred Marshall Islands ship mortgage in accordance with the laws of the Republic of The Marshall Islands;

(h)	Ship B will be insured in accordance with the provisions of the Mortgage relating thereto and the requirements in respect of insurances will have been complied with;

(i)	Ship B will be managed by the Approved Manager on terms acceptable to the Lender;

(j)
the Approved Manager will be in compliance with the ISM Code and will have obtained and continues to maintain a valid DOC and will have applied for an SMC in relation to Ship B and the Borrowers will be in compliance with all statutory and other requirements relative to their business;

(k)	Ship B will comply with the ISPS Code.

6.4
The representations and warranties of the Borrowers set out in Clauses 6.1, 6.2 and 6.3 shall survive the execution of this Agreement and the advance of Loan hereunder and the representations and warranties set out in Clause 6.1 shall be deemed to be repeated at the commencement of each Interest Period, with respect to the facts and circumstances existing at each such time, as if made at each such time.

7	UNDERTAKINGS

7.1	Each of the Borrowers jointly and severally undertakes that, as and from the date of this Agreement and throughout the Security Period, it will comply in full with the following undertakings:

(a)	each Borrower will send (or procure that there is sent) to the Lender:

(i)	as soon as possible, but in no event later than one hundred and fifty (150) days after the end of each financial year of such Borrower, the audited accounts and financial statements for such year;

(ii)
as soon as possible, but in no event later than sixty (60) days after the end of each of the first three financial quarters of each financial year of such Borrower, unaudited accounts and financial statements for such financial quarter;

(b)
each set of accounts and financial statements delivered to the Lender pursuant to Clause (a)(i) shall be certified as to their correctness by DCA SAM of 12 Avenue De Fontvieille, BP No. 185, 98004, Monaco Cedex (or other certified or chartered accountants acceptable to the Lender) and each set of accounts and financial statements delivered to the Lender pursuant to Clause (a)(ii) above shall be certified as to their correctness by the chief financial officer of such Borrower;

(c)
each Borrower shall procure that each set of accounts and financial statements delivered pursuant to Clause (a)(i) and (a)(ii) above is prepared in accordance with the International Financial Reporting Standards and using accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Lender that there has been a change in the International Financing Reporting Standards, the accounting practices or reference periods and the Borrowers' auditors deliver to the Lender:

(i)
a description of any change necessary for those financial statements to reflect the International Financing Reporting Standards, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)
sufficient information, in form and substance as may be reasonably required by the Lender, to enable the Lender to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

(d)	each Borrower will send (or procure that there is sent) to the Lender:

(i)	if so requested by the Lender a copy of any charterparty for either of the Ships and any addenda thereto;

(ii)
as soon as the same is instituted (or, to the knowledge of either Borrower, threatened), details of any litigation, arbitration or administrative proceedings against or involving either Borrower, the Approved Manager or either Ship (including any actual breach of the ISM Code) which is likely to have a material adverse effect on such Borrower or the operation of such Ship;

(iii)	promptly upon being sent, copies of all communications to its shareholders and/or creditors generally (and in their capacities as such); and

(iv)	from time to time, and on demand, such additional financial or other information relating to either Borrower and/or its Ship as may be reasonably requested by the Lender;

(e)
each Borrower will notify the Lender of any Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) forthwith upon the occurrence thereof;

(f)
each Borrower will maintain its corporate existence as a body corporate duly organised and validly existing and in good standing under the laws of the Marshall Islands and will obtain and promptly renew from time to time, and will promptly furnish certified copies to the Lender of, all such authorisations, approvals, consents and licences as may be required under any applicable law or regulation to enable such Borrower to perform its obligations under this Agreement, the Master Agreement and the Security Documents to which it is a party (or any of them) or required for the validity or enforceability of this Agreement, the Master Agreement and the Security Documents to which it is a party (or any of them) or required to enable such Borrower to continue to own and operate its Ship, and such Borrower shall comply with the terms of the same;

(g)
neither Borrower will without the prior consent of the Lender, create, assume or permit to exist any Security Interest upon its Ship, her insurances or the Earnings or any of its other assets (whether now owned or hereafter acquired) (including, but not limited to, such Borrower's rights against the Lender under the Master Agreement or all or any part of such Borrower's interest in any amount payable to such Borrower by the Lender under the Master Agreement) except Permitted Security Interests;

(h)
neither Borrower will (voluntarily or involuntarily) without the prior consent of the Lender, sell, convey, transfer, lease, or otherwise dispose of all or a substantial part of its assets (whether by one transaction or a series of transactions and whether related or not) provided that a Borrower shall be free to agree to the sale of its Ship without the consent of the Lender if the sale proceeds will upon completion of such sale be sufficient to pay all amounts owing to the Lender under this Agreement and the Security Documents (or if the Ship being sold is the first of the two Ships to be sold by the Borrowers such amount as shall be sufficient to make a prepayment of the Loan in the amount required under Clause 4.3);

(i)
each Borrower or the Approved Manager on behalf of itself and the Borrowers will comply with the ISM Code and notify the Lender in writing in the event that the DOC or any SMC is withdrawn, cancelled or suspended;

(j)
each Borrower will produce such documents and evidence as the Lender from time to time require in relation to such Borrower, based on applicable law and regulations from time to time and the Lender's own internal guidelines from time to time relating to the Lender's knowledge of its customers; and

(k)	the Borrowers will not purchase any further tonnage without the consent of the Lender.

7.2
Each of the Borrowers further jointly and severally undertakes that it shall not, as and from the date of this Agreement and throughout the Security Period, without the prior consent of the Lender (such consent not to be unreasonably withheld):

(a)	conduct any business or activity other than the ownership, chartering and operation of its Ship; or

(b)
except for the Indebtedness under this Agreement, the MOAs the Master Agreement and those of the Security Documents to which it is a party and except for Indebtedness to the Subordinated Lender subordinated pursuant to the Subordination Letter, incur or agree to incur or issue any Financial Indebtedness, nor make any commitments, other than those occurring in the ordinary course of the trading of its Ship (including, without limitation, commitments in respect of purchases of ships); or

(c)	assign or otherwise dispose of any of its book debts; or

(d)	issue any shares in its capital other than to the shareholder(s); or

(e)	reduce its issued share capital; or

(f)	form or acquire any Subsidiaries; or

(g)	consolidate or amalgamate with, or merge into, any other entity; or

(h)
(save in accordance with the Subordination Letter) repay any stockholders' loans or any other loans advanced to it by any person, make any loans or advances to any person nor pay out any funds to any person; or

(i)
pay out any funds to any person except in connection with the administration of the Borrowers or the operation and/or repair of the Ships or the servicing of the Loan or as otherwise permitted by or pursuant to this Agreement and the other Security Documents; or

(j)	employ a technical manager of its Ship other than the Approved Manager nor change any of the material terms and conditions of the technical management of its Ship; or

(k)	employ a commercial manager of its Ship other than the commercial manager of the Jacob-Scorpio Tanker Pool Limited Pool or the Approved Manager.

7.3

(a)
The Borrowers hereby further jointly and severally undertake that (subject to Clause 7.(c) below) if and so often as, the market value (as determined in accordance with Clause 7.3(b)) of the Ships which are the subject of a Mortgage (plus the market value of any additional security for the time being actually provided to the Lender pursuant to this Clause 7.3) falls below One hundred and twenty five per cent. (125%) of the aggregate of (i) the Loan and (ii) such amount (the "Termination Amount") as determined by the Lender as the amount due from the Borrowers on terminating any Transaction under the Master Agreement in the same manner as if it were a Terminated Transaction (as defined in Section 14 of the Master Agreement) effected by the Lender after an Event of Default, they will within ten (10) days of being notified by the Lender of such requirement (which notification shall be conclusive and binding on the Borrowers) either:

(i)
provide the Lender with, or procure the provision to the Lender of, such additional security as shall in the opinion of the Lender be adequate to make up such deficiency, which additional security shall take such form, be constituted by such documentation and be entered into between such parties as the Lender in its absolute discretion may approve or require (and, if the Borrowers do not make proposals satisfactory to the Lender in relation to such additional security within five (5) days of the date of the Lender's notification to the Borrowers aforesaid, the Borrowers shall be deemed to have elected to prepay in accordance with (ii) below); or

(ii)
prepay (subject to, and in accordance with, sub-clauses (c), (d) and (e) of Clause 4.2) such part of the Loan as will ensure that the market value (determined as aforesaid) of the Ships which are the subject of a Mortgage and any such additional security is after such prepayment at least One hundred and twenty five per cent. (125%) of the aggregate of (i) the Loan and (ii) the Termination Amount.

(b)
For the purposes of this Clause 7.3, the market value of a Ship shall be determined at any such time as the Lender may request by means of a valuation made by such independent sale and purchase shipbroker as may from time to time be selected and appointed by the Lender from the Approved Brokers Panel. For this purpose, such valuation shall be made with or without physical inspection of such Ship (as the Lender may require), on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment. The Borrowers agree to accept any valuation made by a shipbroker or shipbrokers appointed as aforesaid as conclusive evidence of the market value of such Ship at the date of such valuation. The Borrowers agree to supply to the Lender and to any such shipbroker such information concerning the Ships and their condition as such shipbroker may require for the purpose of making such valuation.

(c)
All costs of obtaining valuations pursuant to Clause 7.3 shall be for the account of the Borrower provided that unless an Event of Default has occurred or unless any valuations show that the test set out in Clause 7.3(a) is not being met, the Borrowers shall not be required to pay for more than one set of such valuations in each calendar year.

(d)
Any cash collateral provided by the Borrower to the Lender pursuant to the terms of the Master Agreement shall be deducted from the Termination Amount when determining whether the Borrowers have complied with their undertaking under this Clause 7.3. For the purpose of this Clause 7.3, the market value of any other additional security provided or to be provided to the Lender shall be determined by the Lender in its absolute discretion without any necessity for the Lender assigning any reason therefor. If the market value of the Ships which are the subject of a Mortgage (plus the market value of any additional security for the time being actually provided to the Lender pursuant to this Clause 7.3) exceeds 125% of the aggregate of the Loan and the Termination Amount, the Lender shall, as soon as reasonably practicable after notice from the Borrowers to do so and subject to being indemnified to its reasonable satisfaction against the cost of doing so, release any such further security specified by the Borrowers provided that after such release the Lender is satisfied that the covenant in this Clause 7.3 shall be satisfied.

(e)
In connection with any additional security provided in accordance with this Clause 7.3, the Lender shall be entitled to receive certified copies of such documents of the kinds referred to in sub-clauses (a), (b), (c), (d) and (e) (inclusive) of Clause 5.1 and such favourable legal opinions as the Lender shall in its absolute discretion require.

7.4	The Borrowers may enter into FFA Transactions under the Master Agreement subject to the terms and conditions of the Master Agreement and subject to the following:

(a)	all Confirmations for such FFA Transactions will be substantially in the form set out in Appendix G or in such other form as the Lender may reasonably require or agree;

(b)
such FFA Transactions may only be entered into under the Master Agreement once drawdown of both Tranches under this Agreement has occurred and (subject to the following) for a period of eight years thereafter;

(c)	each such FFA Transaction will be for a maximum tenor of twelve (12) months;

In the event that either Ship is sold or becomes a Total Loss, the Lender shall have the right not to continue with the availability of the aforesaid FFA Facility if it so elects at the time.

7.5
Each Borrower is permitted to declare or pay any dividend or make any other distribution if its assets or profits to any stockholder provided that, in doing so, it is acting prudently and following the payment of such dividend or the making of such distribution it shall be able to continue to meet its payment obligations under this Agreement and the Security Documents.

8              APPLICATION OF EARNINGS

8.1
The Borrowers will comply with any written requirement of the Lender from time to time as to the location or relocation of the Operating Accounts and will from time to time enter into such documentation as the Lender may require in order to create or maintain in favour of the Lender a Security Interest in the Operating Accounts, all at the cost and expense of the Borrowers.

8.2
The Borrowers will procure that, throughout the Security Period (and subject only to the provisions of the General Assignment), all the Earnings relating to each Ship shall be paid to the Operating Account relating to such Ship.

8.3
Any amounts standing to the credit of the Operating Accounts shall, provided that the foregoing provisions of this Clause 8 shall have been complied with and provided that no Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) shall have occurred, be at the free disposal of the Borrowers.

9              EVENTS OF DEFAULT

9.1
Each of the following events shall constitute an Event of Default (whether such event shall occur or come about voluntarily or involuntarily or by operation of law or regulation or pursuant to, or in compliance with, any judgment, decree or order of any court or other authority):

(a)
either Borrower or any other party to any of the Security Documents fails to pay on the due date or, in the case of sums expressed to be payable on demand, within three (3) Business Days of the Lender's demand) any sum payable pursuant to this Agreement or any of the Security Documents (or any agreement entered into in connection with this Agreement or any of the Security Documents); or

(b)
either Borrower breaches any of the undertakings in Clause 7.1(f), (g), (h) or (k) or Clause 7.2 or either of the Borrowers fail to provide additional security or make a prepayment of part of the Loan in the circumstances referred to in Clause 7.3 within the time therein prescribed; or

(c)
either Borrower defaults under, or in the due and punctual observance and performance of, any other provision of this Agreement and where, in the opinion of the Lender, such default is capable of remedy, such default is not remedied within ten (10) days after written notice from the Lender requesting action to remedy the same; or

(d)
either Borrower or any other party to any of the Security Documents (other than the Lender) defaults under, or in the due observance and performance of any provision of any of the Security Documents; or

(e)
any representation or warranty made by either Borrower or any other party to any of the Security Documents (other than the Lender) in or pursuant to this Agreement or any of the Security Documents or in any notice, certificate, instrument or statement contemplated hereby or thereby or made or delivered pursuant hereto or thereto is, or proves to be, untrue or incorrect in any respect when made or deemed to be repeated; or

(f)
any Financial Indebtedness of either Borrower in an amount of Two hundred and fifty thousand Dollars ($250,000) (or its equivalent in other currencies) or more is not paid when due or becomes prematurely payable or capable of being prematurely declared payable as a consequence of a default with respect thereto or any Security Interest over any assets of either Borrower is enforced or becomes capable of being enforced; or

(g)
any preparatory or other steps are taken by any person to convene a meeting of any Borrower for the purposes of considering or passing any resolution or petition for the winding-up or dissolution of either Borrower, or (ii) a petition is presented or an order is made or a resolution is passed for the winding-up or dissolution of either Borrower, or (iii) either Borrower becomes insolvent or is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or either Borrower becomes unable to pay its debts as they fall due, or (iv) either Borrower stops or threatens to stop making payments generally or declares or threatens to declare a moratorium or suspension of payments with respect to all or any part of its debts or enters into any composition, scheme, compromise or other arrangement with its creditors generally (or any class of .them), or (v) any preparatory or other steps are taken by any person to appoint an administrative or other receiver or similar official of either Borrower or any of its assets, or (vi) any notice appointing an administrator or examiner or any notice of intended appointment or any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator or examiner is so filed or given in respect of either Borrower or (vii) any meeting of either Borrower is convened or any other preparatory or other steps are taken for the purpose of considering an application for an administration order in relation to either Borrower or such an administration order is made by a court, or (viii) (in the reasonable opinion of the Lender) anything analogous to any of the foregoing events occurs in any applicable jurisdiction; or

(h)
an encumbrancer takes possession of the whole or, in the reasonable opinion of the Lender, any material part of the assets of either Borrower or a Security Interest (other than in favour of the Lender) is levied or enforced upon or sued out against the whole or, in the reasonable opinion of the Lender, a material part of the assets of either Borrower; or

(i)	either Borrower ceases or threatens to cease, to carry on all or, in the reasonable opinion of the Lender, any material part of its business; or

(j)
any event occurs which renders it unlawful or impossible for (i) either Borrower or any other party to any of the Security Documents (other than the Lender) to perform or observe, or to procure the performance or observance of, any of its obligations or undertakings contained in this Agreement, the MOAs or any of the Security Documents, or (ii) the Lender to exercise any of the rights and remedies conferred on the Lender under this Agreement or any of the Security Documents; or

(k)
any authorisation, approval, consent, licence, exemption, filing or registration or other requirement necessary to enable either Borrower or any other party to any of the Security Documents (other than the Lender) to comply with any of its obligations or undertakings contained in this Agreement, the MOAs or any of the Security Documents is modified, revoked or withheld or does not remain in full force and effect; or

(l)
without the prior consent of the Lender, there is a change in the legal and beneficial owner or owners of the shares in either Borrower or in the ultimate beneficial ownership of shares in either Borrower from that disclosed to the Lender pursuant to Clause 5.1(f);

(m)
either Ship the subject of a Mortgage shall become a Total Loss and within one hundred and twenty (120) days (or such longer period as the Lender may agree) following the occurrence of such Total Loss either the Borrowers do not make a prepayment of the Loan in the amount required under Clause 4.3 or the Lender does not receive insurance proceeds relating to such Total Loss in an amount not less than the amount required to be prepaid under Clause 4.3; for the purpose of this Clause (m), (i) an actual Total Loss of such Ship shall be deemed to have occurred at the date and time when such Ship was lost but if the date of the loss is unknown the actual Total Loss shall be deemed to have occurred on the date on which such Ship was last reported, (ii) a constructive Total Loss Shall be deemed to have occurred at the date and time at which notice of abandonment of such Ship is given to the insurers of such Ship and (iii) a compromised, agreed or arranged Total Loss shall be deemed to have occurred on the date of the relevant compromise, agreement or arrangement; or

(n)	any Earnings of a Ship are paid otherwise than to the Operating Account relative to such Ship (unless so directed by the Lender); or

(o)	for any reason whatsoever, either Ship ceases to comply with the ISM Code or the ISPS Code; or

(p)	for any reason whatsoever, either Ship ceases to be technically managed by the Approved Manager on terms in all respects approved by the Lender; or

(q)
for any reason whatsoever, either Ship ceases to be employed within the Jacob-Scorpio Tanker Pool Limited Pool or to be commercially managed by the commercial managers of the Jacob-Scorpio Tanker Pool Limited Pool on terms in all respects approved by the Lender; or

(r)	the security constituted by any of the Security Documents is in the reasonable opinion of the Lender imperilled or jeopardised in any way whatsoever; or

(s)	this Agreement or any of the other Security Documents ceases at any time to be the legal, valid and binding obligations of either Borrower or any other party thereto (other than the Lender);

(t)

(i)	notice of an Early Termination Date is given by the Lender under section 6(a) of the Master Agreement; or

(ii)	a person entitled to do so gives notice of an Early Termination Date under section 6(b)(iv) of the Master Agreement; or

(iii)	an Event of Default (as defined in section 14 of the Master Agreement) occurs; or

(iv)
the Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason (except in the event that the Master Agreement is voluntarily terminated by the Borrowers); or

(u)
any other event or events (whether related or not) occurs (including, without limitation, a material (in the reasonable opinion of the Lender) adverse change, from the position applicable as at the date of this Agreement, in the business, affairs or condition (financial or otherwise) of either of the Borrowers or a Credit Support Provider) (including any such change resulting from an Environmental Incident) the effect of which is, in the reasonable opinion of the Lender, to impair, delay or prevent the due Fulfilment by either of the Borrowers or a Credit Support Provider of any of their respective obligations or undertakings contained in this Agreement, the Master Agreement or any of the Security Documents.

9.2	Upon the occurrence of an Event of Default which is continuing:

(a)	the Lender, by notice to the Borrowers, may terminate the obligations of the Lender under this Agreement, whereupon the same shall be so terminated; and/or

(b)
the Lender, by notice to the Borrowers, may declare the Loan, accrued interest thereon and all other amounts payable under this Agreement either immediately due and payable or payable on demand, whereupon the Loan, accrued interest thereon and all other amounts payable under this Agreement shall become immediately due and payable or (as the case may be) payable on demand by the Lender; and/or

(c)
the Lender may take any other action, exercise any other right or pursue any other remedy conferred upon the Lender by this Agreement, the Master Agreement and/or by all or any of the Security Documents or by any applicable law or regulation or otherwise as a consequence of such Event of Default.

10           FEES AND EXPENSES

10.1	The Borrowers shall pay to the Lender an arrangement fee of Two hundred and ten thousand Dollars ($210,000) on the date of this Agreement.

10.2	The Borrowers shall reimburse to the Lender on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and Taxes thereon incurred by the Lender in connection with:

(a)	the negotiation, preparation and execution of this Agreement, the Master Agreement and the Security Documents and the insurance consultant's report referred to in Clauses 5.2(1) and 5.3(1); and/or

(b)	any variation of, or amendment or supplement to, any of the terms of this Agreement, the Master Agreement and the Security Documents (or any of them); and/or

(c)
any consent or waiver required from the Lender in relation to this Agreement, the Master Agreement and the Security Documents (or any of them), and in each case, regardless of whether the same is actually implemented, completed or granted, as the case may be.

10.3
The Borrowers shall reimburse to the Lender on demand all costs, fees and expenses (including, bid not limited to, legal fees and expenses) and Taxes thereon incurred by the Lender in connection with the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under this Agreement, the Master Agreement and the Security Documents (or any of them).

10.4
The Borrowers shall pay promptly all stamp, documentary and other like duties and Taxes to which this Agreement, the Master Agreement and the Security Documents (or any of them) may be subject or give rise and shall indemnify the Lender on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Borrower to pay any such duties or Taxes.

10.5
The Lender shall, without prejudice to any other of the provisions of this Agreement, be entitled (but not obliged) at any time and from time to time (without prior notice) to debit the Operating Accounts or either of them in order to satisfy all or any amounts payable by the Borrowers to the Lender pursuant to this Clause 10.

11           PAYMENTS AND CALCULATIONS

11.1
All payments to be made by the Borrowers to the Lender under this Agreement and any of the Security. Documents to which either of the Borrowers is a party shall be made by not later than 11.00 a.m. (London time) on the due date in same day Dollar funds settled through the New York Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Lender shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement) to the account of the Lender at the Receiving Bank (Account No 000261123), or to such other account with such other bank as the Lender shall from time to time notify to the Borrowers.

11.2
If any sum payable by the Borrowers under this Agreement or any of the Security Documents to which either of the Borrowers is a party shall become due on a day which is not a Business Day, the due date therefor shall be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which event such due date shall be the immediately preceding Business Day, and interest shall be payable on such sum during any such extension at the rate payable on the original due date.

11.3
The Lender shall maintain accounts showing the amounts from time to time lent by it under this Agreement and all other sums owing by the Borrowers under this Agreement and the Security Documents and all payments in respect thereof made by the Borrowers from time to time. Such accounts, in the absence of manifest error, shall be conclusive evidence as to any amounts from time to time owing by the Borrowers under this Agreement and the Security Documents.

11.4
All payments of interest and commitment fee and any other payments hereunder of an annual or periodic nature shall accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed in a three hundred and sixty (360) day year.

12	NO COUNTERCLAIM, TAXATION

12.1
All payments to be made by or on behalf of the Borrowers to the Lender pursuant to this Agreement and any of the Security Documents to which either Borrower is a party shall be made (a) without set-off counterclaim or condition whatsoever (including, but not limited to, any set-off, counterclaim or condition arising under or in relation to or in connection with the Master Agreement) and (b) free and clear of, and without deduction for or on account of, any present or future Taxes, unless the Borrowers are required by law or regulation to make any such payment subject to any Taxes.

12.2
In the event that either Borrower is required by any law or regulation to make any deduction or withholding on account of any Taxes which arise as a consequence of any payment due under this Agreement or any of the Security Documents to which such Borrower is a party, then:

(a)	such Borrower shall notify the Lender promptly as soon as it becomes aware of such requirement;

(b)	such Borrower shall remit promptly the amount of such Taxes to the appropriate taxation authority, and in any event prior to the date on which penalties attach thereto;

(c)
such payment shall be increased by such amount as may be necessary to ensure that the Lender receives a net amount which, after deducting or withholding such Taxes, is equal to the full amount which the Lender would have received had such payment not been subject to such Taxes; and

(d)	such Borrower shall indemnify the Lender against any liability of the Lender in respect of such Taxes.

12.3
Not later than thirty days after each deduction or withholding of any such Taxes, such Borrower shall forward to the Lender evidence satisfactory to the Lender that such Taxes have been remitted to the appropriate taxation authority.

12.4
If, following any such deduction or withholding as is referred to in Clause 12.2 from any payment by the Borrowers, the Lender shall receive or be granted a credit against or remission for any Taxes payable by it, the Lender shall, subject to the Borrowers having made any increased payment in accordance with Clause 12.1 and to the extent that the Lender can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of the Lender to obtain any other relief or allowance which may be available to it, reimburse the Borrowers with such amount as the Lender shall in its absolute discretion certify to be the proportion of such credit or remission as will leave the Lender (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the Borrowers as aforesaid. Such reimbursement shall be made forthwith upon the Lender certifying that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall oblige the Lender to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing the Borrowers shall not by virtue of this Clause 12.4 be entitled to enquire about the Lender's tax affairs.

13           CHANGES IN CIRCUMSTANCES

13.1	In the event that by reason of:

(a)	the introduction of, or any change in, any applicable law or regulation, or any change in the interpretation or application thereof; or

(b)	compliance by the Lender with any directive, request or requirement (whether or not having the force of law) of any central bank, government, fiscal or other authority,

it becomes unlawful or it is prohibited or it is contrary to such directive, request or requirement for the Lender to maintain or give effect to any of its obligations as contemplated by this Agreement, then the Lender may notify the Borrowers thereof and, if the Loan has been advanced by the Lender, the Borrowers shall prepay the Loan forthwith in accordance with the terms of this Agreement and the obligations of the Lender shall thereupon terminate.

13.2	If the Lender shall at any time be of the reasonable opinion that:

(a)
the effect of any applicable law, regulation or regulatory requirements, or the interpretation or application thereof, or any change therein (including the imposition of Taxes on payments hereunder, other than Taxes on the overall net income of the Lender); or

(b)
the effect of complying with any applicable directive, request or requirement (whether or not having the force of law) of any central bank or any governmental, monetary or other authority (including any type of liquidity, stock or capital adequacy controls or other banking or monetary controls or requirements which affects the manner in which the Lender allocates capital resources to its, obligations hereunder), is:

(i)	to increase the cost to the Lender of making, funding or maintaining its commitment hereunder or the Loan or being a party to this Agreement; or

(ii)	to reduce the amount of any payment to the Lender under this Agreement or the effective return to the Lender under this Agreement or on its capital,

then, and in any such case, the Lender shall notify the Borrowers as soon as practicable thereof and the Borrowers shall from time to time pay to the Lender on demand such amounts as the Lender shall specify to be necessary to compensate the Lender for such increased cost or such reduction or, at the Borrowers' election, the Borrowers shall prepay the Loan in accordance with the terms of this Agreement whereupon the obligations of the Lender shall terminate.

13.3	If and each time that prior to any Interest Period the Lender shall have determined that, by reason of circumstances affecting the London Interbank Dollar Market, either:

(a)	adequate and fair means do not exist for ascertaining the rate of interest applicable to the Loan (or any part thereof) during such Interest Period pursuant to Clause 3.1; or

(b)	Dollars are not available to the Lender in order to fund the Loan (or any part thereof) during such Interest Period,

then the Lender shall as soon as practicable give notice of such determination to the Borrowers and, if such notice shall be given prior to the Loan being advanced by the Lender, the Borrowers' right to borrow hereunder shall be suspended during the continuance of such circumstances. In any event, during the thirty days following the giving of such notice, the Borrowers and the Lender shall negotiate in good faith in order to arrive at an alternative interest rate or (as the case may be) an alternative basis for the Lender to fund or continue to fund the Loan (or the relevant part thereof) during such Interest Period. If within such thirty day period an alternative interest rate or (as the case may be) an alternative basis to fund or to continue to fund the Loan (or the relevant part thereof) is agreed upon, then such alternative interest rate or (as the case may be) such alternative basis shall take effect in accordance with its terms. If the Borrowers and the Lender fail to agree on such an alternative interest rate or (as the case may be) alternative basis within such thirty day period and such circumstances are continuing at the end of such thirty day period, then the Lender shall set an interest period and interest rate representing the cost of funding of the Lender in Dollars or in any available currency of the Loan plus the Margin. If the circumstance shall continue at the end of such interest period, the procedure in this Clause 13.3 shall be repeated. If the Borrowers shall not agree with such rate then the Borrowers may give not less than fifteen (15) Business Days' irrevocable notice of prepayment to the Lender in which case the commitment hereunder of the Lender shall thereupon be cancelled and, if the Loan is outstanding, the Borrowers shall prepay the Loan on the first Business Day after such period in accordance with the terms of this Agreement and the obligations of the Lender shall thereupon terminate.

14           INDEMNITIES

14.1	The Borrowers shall indemnify the Lender on demand against all costs, expenses, liabilities and losses sustained or incurred as a result of or in connection with:

(a)	any default in payment on the due date of any sum due hereunder (after giving credit for any default interest paid by the Borrowers thereon under Clause 3.4); and/or

(b)
the occurrence and/or continuance of any Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) and/or the acceleration of repayment of the Loan pursuant to Clause 9.2; and/or

(c)	either Tranche not being borrowed on the date specified in the Notice of Drawing relating thereto, other than as a result of a default by the Lender, and/or

(d)
the payment or other receipt or recovery of all or any part of a Tranche or any part thereof or an overdue sum otherwise than on the last day of an Interest Period relating thereto or other relevant period,

(including, where appropriate, but not limited to loss of profit and any losses sustained or incurred in liquidating or employing deposits from third parties acquired or arranged to effect or maintain the relevant Tranche or any part thereof and, in the applicable circumstances referred to in Clause 14.1(d), an amount equal to the Margin which would, but for prepayment or other receipt or recovery of all or any part of the relevant Tranche, have accrued on the relevant Tranche from the date of such prepayment, receipt or recovery to the end of the current Interest Period).

14.2
If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Borrowers or the liquidation of the Borrowers or for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the "payment currency") other than the currency in which such payment is due under or in connection with this Agreement (the "contractual currency"), then to the extent that the amount of such payment actually received by the Lender, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Agreement, the Borrowers, as a separate and independent obligation, shall indemnify and hold harmless the Lender against the amount, of such shortfall. For the purposes of this Clause 14.2, "rate of exchange" means the rate at which the Lender is able on or about the date of such payment to purchase the contractual currency with the payment currency and shall take into account any premium and other costs of exchange with respect thereto.

14.3
The Borrowers shall indemnify the Lender on demand against all costs, expenses, liabilities and losses sustained or incurred as a result of or in connection with any Environmental Claims being made against the Lender or otherwise howsoever arising out of any Environmental Incident

15           SET-OFF

15.1
The Borrowers hereby authorise the Lender (without prior notice) to apply any credit balance (whether or not then due) which is at any time held by the Lender for the account of the Borrowers at any office of the Lender in any country in or towards satisfaction of any sum then due from the Borrowers to the Lender under this Agreement, the Master Agreement or any of the Security Documents to which any Borrower is a party and unpaid Provided however that such right shall not be exercisable by the Lender until the occurrence of an Event of Default. For that purpose:

(a)	the Lender is authorised to use all or any part of a deposit or other credit balance to buy such other currencies as may be necessary to effect such application; and

(b)	break, or alter the maturity of, all or any part of a deposit or other credit balance of either Borrower; and

(c)	enter into any other transaction or make any entry with regard to a deposit or other credit balance as the Lender considers appropriate.

15.2
If either Borrower is the defaulting party under the Master Agreement, the Lender, as the non-defaulting party, may (without prejudice to or limitation of its right of set-off under section 6(e) of the Master Agreement and its rights under Clause 15.1) at the same time as, or at any time after, such Borrower's default set-off any amount due from the Borrowers to the. Lender under this Agreement against any amount due from the Lender to the Borrowers under the Master Agreement, and apply the first amount in discharging the second amount. The effect of any set-off under this Clause 15.2 shall be effective to extinguish or, as the case may require, reduce the liabilities of the Lender under the Master Agreement.

15.3
The Lender shall not be obliged to exercise any • of its rights under Clause 15.1, which shall be without prejudice and in addition to any right of set-offs combination of accounts, lien or other rights to which the Lender is at any time otherwise entitled (whether by operation of law, contract or otherwise).

16           SECURITY AND APPLICATION

16.1
The Borrowers hereby undertake with the Lender to execute, deliver and perform the provisions of, and procure the execution, delivery and performance by the other parties thereto (other than the Lender) of, the Security Documents and the provisions thereof at the times and in the manner provided in this Agreement and in the Security Documents so that all such documents shall both at the date of such execution and delivery and at all times during the Security Period be valid and binding obligations of the Borrowers and such other parties enforceable in accordance with their respective terms.

16.2
All Moneys received by the Lender under or pursuant to this Agreement or any of the Security Documents and expressed to be applicable in accordance with the provisions of this Clause 16.2 shall (unless the Lender otherwise requires) be applied by the Lender in the following manner:

FIRST: in or towards satisfaction of any amounts as are then accrued due and payable under this Agreement, the Master Agreement and the Security Documents (or any of them) or are then due and payable by virtue, of payment demanded under this Agreement, the Master Agreement and the Security Documents (or any of them) in such order of application as the Lender shall think fit;

SECONDLY: at the option of the Lender (i) in retention of an amount equal to any amounts which are not then accrued due and payable under this Agreement, the Master Agreement and the Security Documents (or any of them) or are not then due and payable by virtue of payment demanded under this Agreement, the Master Agreement and the Security Documents (or any of them) but which (in the sole and absolute opinion of the Lender) will or may become due and payable in the future and, upon the same becoming due and payable, in or towards satisfaction thereof in accordance with the foregoing provisions of this Clause 16.2 and/or (ii) in or towards prepayment of the Loan in accordance with sub-clauses (d) and (e) of Clause 4.2; and

THIRDLY: the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled thereto.

17           JOINT AND SEVERAL LIABILITY

17.1
All the liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be joint and several so that each Borrower shall be jointly and severally responsible with the other Borrower for all liabilities and obligations of the Borrowers under this Agreement and so that such liabilities and obligations shall not be impaired by:

(a)
any failure of this Agreement to be legal, valid, binding and enforceable in relation to either of the Borrowers whether as a result of lack of corporate capacity, due authorisation, effective execution or otherwise;

(b)	any giving of time, forbearance, indulgence, waiver or discharge in relation to either of the Borrowers or any party to either of the Security Documents;

(c)	any other matter or event whatsoever which might have the effect of impairing all or any of the liabilities and obligations of either of the Borrowers.

17.2
Each of the Borrowers declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and neither of the Borrowers shall in any circumstances be construed to be a surety for the obligations of the other Borrower hereunder.

17.3
Until such sums owing to the Lender by the Borrowers under this Agreement and the Security Documents have been paid in full neither of the Borrowers (hereinafter called the "Creditor Borrower") will without the prior written consent of the Lender ask, demand, sue for, take or receive from the other Borrower (hereinafter called the "Debtor Borrower") by set-off or in any manner whatsoever the whole or any part of all present and future sums, liabilities and obligations payable or owing by the Debtor Borrower to the Creditor Borrower whether actual or contingent, jointly and severally or otherwise howsoever so long as any Senior Liabilities are outstanding to the Lender (for such purposes "Senior Liabilities" shall mean all present and future sums, liabilities and obligations whatsoever payable or owing by the Borrowers (or either of them) to the Lender under the Loan Agreement and the Security Documents (or any of them) or otherwise whatsoever, whether actual or contingent jointly or severally or otherwise howsoever.

18           COMMUNICATIONS

18.1
Except as otherwise provided for in this Agreement, all notices or other communications under or in respect of this Agreement to either party hereto shall be in writing (that is by letter or fax) and shall be deemed to be duly given or made when delivered (in the case of personal delivery or letter) and when despatched or in the case of a fax from either party to the other) to such party addressed to it at the address appearing below (or at such address as such party may hereafter specify for such purpose to the other by notice in writing):

(a)	in the case of the Borrowers:	Scorpio Ship Management S.A.M. Rue de Gabian MC-98000 Monaco Fax No: 00 377 92 05 31 46 Attention: Emanuele A. Laura

(b)	in the case of the Lender:	Shipping Business Centre 5-10 Great Tower Street, London EC3P 3HX Fax No: 44 20 7283 7538 Attention: Ship Finance Portfolio Management

A notice or other communication received on a non-working day or after business hours in the place of receipt, shall be deemed to be served on the next following working day in such place.

18.2
All communications and documents delivered pursuant to or otherwise relating to this Agreement or any of the Security Documents shall either be in English or accompanied by a certified English translation prepared by a translator approved by the Lender.

18.3
A certificate or determination of the Lender as to any matter provided for in this Agreement or any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

19           ASSIGNMENTS

19.1	This Agreement shall be binding upon and inure to the benefit of the Lender and the Borrowers and their respective successors and permitted assigns.

19.2	The Borrowers may not assign or transfer all or any part of its rights and/or obligations under this Agreement.

19.3
The Lender may assign, transfer or sub-participate all or any part, of its rights or obligations under this Agreement and the Security Documents or change its lending office, in any such case, following consultation with the Borrowers. The Lender shall notify the Borrowers promptly following any such assignment or transfer or change of lending office.

19.4
The Lender may disclose to any potential assignee or transferee of all or any part of its rights or obligations under this Agreement and the Security Documents or to any such sub-participant or any other person who may otherwise enter into contractual relations with the Lender in relation to this Agreement and the Security Documents such information about this Agreement and/or the Security Documents (or any of them) and the Borrowers and/or its related entities as the Lender thinks fit.

20           MISCELLANEOUS

20.1
Time shall be of the essence in this Agreement. No delay or omission on the part of the Lender in exercising any right, power or remedy under this Agreement shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Lender deems expedient.

20.2
Any waiver by the Lender of any provision of this Agreement, or any consent or approval given by the Lender hereunder, shall only be effective if given in writing and then only for the purpose and upon the terms for which it is. given.

20.3
If at any time any one or more of the provisions in this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby.

20.4
The obligations of the Borrowers under this Agreement shall remain in full force and effect until the Lender shall have received all amounts due or to become due to it hereunder and under the Security Documents in accordance with the terms hereof and thereof. Without prejudice to the foregoing, the obligations of the Borrower under Clauses 3.4, 10, 12, 13.2 and 14 shall survive the repayment of the Loan.

20.5	A person who is not a party to this Agreement has no right under the Contracts (Rights Of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

21           LAW AND JURISDICTION

21.1	This Agreement shall be governed by, and construed in accordance with; English law.

21.2	Subject to Clause 21.4, the courts of England shall have exclusive jurisdiction in relation to all matters which may arise out of or in connection with this Agreement.

21.3	The Borrowers shall not commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Agreement.

21.4	Clause 21.2 is for the exclusive benefit of the Lender which reserves the rights:

(a)
to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

21.5
The Borrowers irrevocably appoint Cheeswrights at its office for the time being, presently at 10 Philpot Lane, London EC3M 8BR, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

21.6	In this Clause 21, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure.

SCHEDULE

MANDATORY COST RATE

The Mandatory Cost Rate will be calculated in accordance with the following formula:

F x 0.01
300

where on the day(s) of application of the formula:

F.           is the rate of charge payable by the Lender to the Financial Services Authority pursuant to paragraph 2 of the Fees Regulations (but where for this purpose, the figure at paragraph 2.02b/2.03b shall be deemed to be zero) and expressed in pounds per £1 million of the Fee Base of the Lender.

For the purposes. of this Schedule:

Fee Base has the meaning ascribed to it for the purposes of, and all be calculated in accordance with, the Fees Regulations.

Fees Regulations means, as appropriate, either the Banking Supervision (Fees) Regulations 2000 or such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to 31 March 2001.

Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or re-enacted from time to time.

If alternative or additional financial requirements are imposed which in the Lender's opinion make the formula set out above no longer appropriate, the Lender shall be entitled to stipulate such other formula as shall be suitable to apply in substitution for the formula set out above.

IN WITNESS whereof the parties hereto have entered into this Agreement the date first above written.

SIGNED by	)
)
for and on behalf of	)
SENATORE SHIPPING COMPANY LIMITED	)
in the presence of
Kavita Shah Solicitor London EC2A 2HB

SIGNED by	)
)
for and on behalf of	)
NOEMI SHIPPING COMPANY LIMITED	)
in the presence of
Kavita Shah Solicitor London EC2A 2HB

SIGNED by	)
)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)
in the presence of
Kavita Shah Solicitor London EC2A 2HB